Exhibit 4.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date entered into below, by and between the undersigned (the “Subscriber”) and CoLabs Int’l, Corp., a Nevada corporation (the “Issuer”).

WHEREAS, pursuant to the Offering Circular (the “Offering Circular”) dated as of February [ ], 2021, the Issuer is offering in a Regulation A offering (the “Offering”) to investors up to 3,000,000 shares of common stock (the “Shares”) at a purchase price of $6.50 per Share for a maximum aggregate purchase price of $9,500,000 (the “Maximum Offering”).

WHEREAS, the Subscriber desires to subscribe for the number of Shares set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION FOR AND PURCHASE OF SHARES.

1.1 The information that Subscriber will provide in this Agreement will assist the Issuer in determining whether Subscriber meets certain required standards for participation in this Offering.

1.2 Subject to the express terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase the Shares in the amount of the purchase price set forth on the signature page to this Agreement (“Purchase Price”). The Purchase Price shall be paid via check, bank draft or money order, or ACH instructions payable in U.S. dollars.

1.3 The Subscriber must purchase at least 100 Shares (the “Minimum Purchase”), provided however that the Issuer may permit a lower amount, in its sole and absolute discretion.

1.4 Issuer has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate, or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his/her/its heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees, and assigns.

1.5 Subscriber agrees that as of the date of acceptance of this subscription by the Issuer, Subscriber shall become a shareholder of the Issuer, which shall be governed by the Issuer’s Articles of Incorporation and Bylaws, which are exhibits to the Offering Circular.

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2. PURCHASE OF SHARES.

Subscriber agrees, understands, and acknowledges that:

2.1. If this Subscription is accepted by Issuer, the Subscriber agrees to comply fully with the terms of this Agreement and all other applicable documents or instruments of Issuer. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Shares.

2.2. In the event that this Subscription is rejected in full or the Offering is terminated, payment made by the Subscriber to Issuer for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Issuer shall refund to the Subscriber any payment made by the Subscriber to Issuer with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

2.3. Subscriber agrees to provide any additional documents and information regarding itself that the Issuer may reasonably request from time to time to verify the accuracy of Subscriber’s representations and warranties contained herein or to comply with any law, rule, or regulation to which the Issuer may be subject.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

3.1. The Subscriber has full power and authority to enter into and deliver this Subscription and to perform its/his/her obligations hereunder, and the execution, delivery, and performance of this Subscription has been duly authorized, if applicable, and this Subscription constitutes a valid and legally binding obligation of the Subscriber. The agreements and representations herein set forth shall become effective and binding upon Subscriber, Subscriber’s legal representatives, heirs, successors and assigns, upon the Issuer’s acceptance of Subscriber’s subscription.

3.2. The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the “Offering Documents”).

3.3. The Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Shares; (ii) the Shares are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), but they are not registered under the Securities Act or any state securities law; (iii) there is no trading market for the Shares, and thus, the Subscriber may not be able to liquidate his/her/its investment; and (iv) the Subscriber could suffer the loss of his/her/its entire investment.

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3.4. The Subscriber is either: (i) an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Subscriber is able to bear the economic risk of an investment in the Shares; or (ii) a non-accredited investor, as such term is defined in Rule 501 of Regulation D, and the Purchase Price tendered by Subscriber does not exceed: (a) 10% of the greater of the Subscriber’s annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber shall immediately notify Issuer of any change in any statement made herein prior to the Subscriber’s receipt of Issuer’s acceptance of this Subscription. The representations and warranties made by the Subscriber may be fully relied upon by Issuer and by any investigating party relying on them.

3.5. The Subscriber agrees to indemnify and hold the Issuer, its directors, officers, and controlling persons and their respective heirs, representatives, successors, and assigns harmless against all liabilities, costs, and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Securities Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer’s Certificate of Incorporation or Bylaws, as amended from time to time.

3.6. The Subscriber understands that Issuer is not registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Issuer is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

3.7. The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, and other contact information are accurately provided on signature page hereto.

3.8. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee, or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

3.9. The Subscriber acknowledges that the purchase of the Shares may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his/her/its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Shares. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Shares and the corporate structure of such entity.

3.10. The Subscriber acknowledges that none of the Shares, this Offering Circular, or this Offering have been recommended by any federal or state securities commission or regulatory authority. In making an investment decision the Subscriber must rely on his/her/its own examination of the Issuer and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement or the rest of the Offering Documents. Any representation to the contrary is a crime.

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3.11. The Subscriber represents, warrants, and agrees that the Shares are being purchased for his/her/its own beneficial account and not with a view toward distribution or resale to others. The Subscriber understands that the Issuer is under no obligation to register the Shares on his/her/its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

3.12. The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber.

3.13. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders fees, or the like relating to this Subscription or the transactions contemplated hereby.

3.14. The Subscriber is not relying on the Issuer, or any of its employees, agents, or sub-agents with respect to the legal, tax, economic, and related considerations of an investment in the Shares, and the Subscriber has relied on the advice of, or has consulted with, only his/her/its own Advisors, if any.

3.15. Subscriber recognizes that the securities laws and regulations of certain states or jurisdictions, including the state or jurisdiction of which Subscriber is a resident, may impose additional requirements relating to this Offering and Subscriber’s purchase of the Shares. Subscriber hereby agrees to execute and to comply with the terms of any supplements or amendments to this Agreement which are required by the Issuer.

3.16. (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Issuer’s business objectives, policies, and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer; (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Issuer or any of its affiliates or its agents.

3.17. The Subscriber has prior investment experience (including investment in non-listed and non-registered securities) and has (together with his/her/its Advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Shares will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Shares. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Shares.

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3.18. The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

4. REPRESENTATIONS OF THE ISSUER.

The Issuer represents and warrants to the Subscriber that as of the date of the closing of this Offering (the “Closing Date”):

4.1. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Issuer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Issuer or its business.

4.2. The execution, delivery, and performance of this Agreement and any other agreements or instruments required hereunder, by the Issuer have been duly authorized by the Issuer and all other corporate action required to authorize and consummate the offer and sale of the Shares has been duly taken and approved. This Agreement is valid, binding, and enforceable against the Issuer in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

4.3. The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition, or operations of the Issuer.

5. CONSENT TO ELECTRONIC DELIVERY.

5.1. The Subscriber hereby agrees that the Issuer may deliver all notices, financial statements, valuations, reports, reviews, analyses, or other materials, and any and all other documents, information, and communications concerning the affairs of the Issuer and its investments by means of e-mail.

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6. NOTICE TO SUBSCRIBERS.

6.1. THE SHARES HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

6.2. FOR NON-U.S. RESIDENTS ONLY: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNTIED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

7. MISCELLANEOUS.

7.1. If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.2. This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Issuer with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications whether oral, written, or electronic between us.

7.3. This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.4. This Agreement shall not be changed, modified, or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.5. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of California. The parties hereto agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in state and federal courts in County of Orange, State of California, which shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement. This provision will not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 5.1, and shall be deemed effective service of process on such party.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Subscriber has set executed this Agreement agreeing to the above on the date set forth below.

Print Name of Subscriber:

Number of Shares Subscribed:
Purchase Price:
(Number of Shares x $6.50 per Share; Minimum of 100 Shares for $650)

CHECKS MADE PAYABLE TO: “COLABS INT’L, CORP.”

WIRE INSTRUCTIONS:

[Bank Name]

[Address]

[Address]

ABA#: [  ]

For Further Credit To: CoLabs Int’l, Corp.

Acct#: [  ]

MANNER IN WHICH TITLE IS TO BE HELD (Please Check One):

1.	______	Individual	7.	______	Trust/Estate/Pension or Profit Sharing Plan Date Opened: ________________

2.	______	Joint Tenants with Right of Survivorship	8.	______	As a Custodian for _____________ Under the Uniform Gift to Minors Act of the State of _________________

3.	______	Community Property	9.	______	Married with Separate Property

4.	______	Tenants in Common	10.	______	Keogh

5.	______	Corporation/Partnership/ Limited partnership	11.	______	Tenants by the Entirety

6.	______	IRA	12.	______	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

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IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN

Exact Name in Which Title is to be Held:

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

Date	Date

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